EXHIBIT 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

Consent of Ryder Scott Company, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference in this Form 10-K of Apache Corporation to our Firm’s name and our Firm’s review of the proved oil and gas reserve quantities of Apache Corporation as of December 31, 2015, to the incorporation by reference of our Firm’s name and review into Apache Corporation’s previously filed Registration Statements on Form S-3 (Nos. 333-57785, 333-75633, 333-32580, 333-105536, 333-155884, 333-174429, and 333-197491), on Form S-4 (No. 333-107934 and 333-166964), and on Form S-8 (Nos. 33-59721, 33-63817, 333-26255, 333-32557, 333-36131, 333-31092, 333-48758, 333-97403, 333-102330, 333-103758, 333-106213, 333-125232, 333-125233, 333-135044, 333-143115, 333-170533, 333-175250, 333-178672, and 333-190619), and to the inclusion of our report, dated January 22, 2016, as an exhibit to this Form 10-K filed with the Securities and Exchange Commission.

/s/ Ryder Scott Company, L.P.

Ryder Scott Company, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

February 23, 2016

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